FOR IMMEDIATE RELEASE

CONTACT:	Chris D. Sammons Vice President, Investor Relations & Corporate Communications 225.932.2546

THE SHAW GROUP ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2004

Baton Rouge, Louisiana, October 14, 2004 – The Shaw Group Inc. (NYSE: SGR) today announced financial results for its fourth quarter and fiscal year ended August 31, 2004. Net income for the fourth quarter of fiscal 2004 was $10.0 million, or $0.16 per diluted share, which includes $0.6 million, or $0.01 per share, loss from discontinued operations. This compares to net income of $9.2 million, or $0.24 per diluted share, which includes $0.1 million, less than $0.01 per diluted share, loss from discontinued operations, for the three months ended August 31, 2003. For the fourth quarter of fiscal 2004 revenues were $823.2 million compared to $765.1 million in the prior year’s fourth quarter.

For the fiscal year ended August 31, 2004, the Company reported a net loss of $31.0 million, or $0.53 per diluted share, which includes $4.7 million, or $0.08 per diluted share, loss from discontinued operations. This compares to net income of $20.9 million, or $0.54 per diluted share, which included a $0.2 million, or $0.01 per diluted share, loss from discontinued operations, for the year ended August 31, 2003. Revenues for the year ended August 31, 2004 were $3.1 billion, compared to $3.3 billion for the year ended August 31, 2003.

Shaw’s backlog totaled $5.8 billion at August 31, 2004, a $1.0 billion increase from the prior year. Approximately 43%, or $2.5 billion, of the backlog is expected to be converted during the fiscal 2005. Approximately 50% of the backlog is in the environmental and infrastructure sector, primarily contracts with Federal government agencies, and approximately 38% of the backlog is comprised of projects for nuclear, fossil-fuel and other power generation plants.

J.M Bernhard, Jr., Chairman and Chief Executive Officer of The Shaw Group Inc., said, “We are very pleased with our fourth quarter net income of $0.16 per share and positive net cash from operations of $13 million. This is our second consecutive quarter of positive results in both categories, reflecting the continued hard work of our entire Shaw team to put several difficult projects behind us and to focus on project execution and improving markets.”

Mr. Bernhard added, “We have continued to diversify our services. During 2004, our revenues were less driven by large fossil-fuel power construction projects than in prior years. However, we have seen signs of improvement in the fossil-fuel sector recently as evidenced by the addition of two new combined cycle engineering and construction projects and our FGD scrubber projects. These new fossil-fuel projects compliment our strong nuclear power, process, and expanding environmental and infrastructure sectors. As we look forward into 2005 and beyond, we are well positioned with our premier technology and professional capabilities to pursue the significant opportunities afforded by improving markets, especially in the petrochemical processing and FGD scrubber arenas.”

The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. A Fortune 500 Company, The Shaw Group is headquartered in Baton Rouge, Louisiana, and employs approximately 17,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company’s website at www.shawgrp.com.

Forward-Looking Statements — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s website under the heading “Forward-Looking Statements”. These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.

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REVENUE AND BACKLOG BY INDUSTRY AND GEOGRAPHY

Revenue by Industry
(Fourth Quarter Ended August 31, 2004)

Environmental & Infrastructure PowerGeneration Process Industries Other Industries	$361.7 million $286.3 million $153.3 million $21.8 million	44% 35% 18% 3%

Total	$823.1 million	100%

Revenue by Geography
(Fourth Quarter Ended August 31, 2004)

United States	$653.6 million	79%
Asia/Pacific Rim	$70.9 million	9%
Middle East	$52.3 million	6%
Europe	$21.0 million	3%
Canada	$19.4 million		2%
Latin America	$1.0 million	0%
Other	$4.9 million	1%

Total	$823.1 million	100%

Revenue by Industry
(Year Ended August 31, 2004)

Environmental & Infrastructure Power Generation Process Industries Other Industries	$1,329.4 million $1,115.5 million $544.2 million $87.8 million	43% 36% 18% 3%

Total	$3,076.9 million	100%

Revenue by Geography
(Year Ended August 31, 2004)

United States Asia/Pacific Rim Middle East Europe Canada Latin America Other	$2,511.6 million $223.4 million $151.3 million $96.3 million $74.5 million $7.2 million $12.6 million	82% 7% 5% 3% 0% 1%	2%

Total	$3,076.9 million	100%

Backlog by Industry
(As of August 31, 2004)

Environmental & Infrastructure Power Generation Nuclear Power Fossil Fuel EPC Other Power	$2,856.4 million 50% $1,033.1 million 18% $1,013.2 million 18% $130.4 million 2%

Process Industries Other Industries	$723.2 million 12% $9.7 million 0%

Total	$5,766.0 million 100%

Backlog by Geography
(As of August 31, 2004)

Domestic International	$4,906.6 million 85% $859.4 million 15%

Total	$5,766.0 million 100%

THE SHAW GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2004	2003	2004	2003
Revenues	$823,171	$765,132	$3,076,945	$3,292,804
Cost of revenues	747,679	690,947	2,857,162	3,023,048

Gross profit	75,492	74,185	219,783	269,756
General and administrative expenses	53,541	51,388	215,792	197,725

Operating income (loss)	21,951	22,797	3,991	72,031
Interest expense	(9,192)	(10,913)	(38,429)	(32,043)
Interest income	539	884	1,718	5,406
Gain (Loss) on LYONs repurchases	(27)	754	(1,325)	2,723
Foreign currency transaction gains (losses), net	740	1,035	(2,702)	135
Other income (expense), net	337	(879)	1,523	(13,074)

	(7,603)	(9,119)	(39,215)	(36,853)

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and (loss) income from discontinued operations	14,348	13,678	(35,224)	35,178
Provision (benefit) for income taxes	4,610	4,498	(11,624)	11,580

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and (loss) income from discontinued operations	9,738	9,180	(23,600)	23,598
Minority Interest	(1,088)	—	(5,284)	—

Income (loss) before earnings (losses) from unconsolidated entities and (loss) income from discontinued operations	8,650	9,180	(28,884)	23,598
Earnings (losses) from unconsolidated entities, net of taxes	1,970	(105)	2,578	(2,979)

Income (loss) from continuing operations	10,620	9,075	(26,306)	20,619

(Loss) income from discontinued operations of certain businesses of the Fabrication, Manufacturing and Distribution Segment, net of taxes:
(Loss) income from operations	(600)	127	(1,674)	247
Impairment on discontinued operations	—	—	(2,995)	—

(Loss) income from discontinued operations, net of taxes	(600)	127	(4,669)	247
Net income (loss)	$10,020	$9,202	$(30,975)	$20,866

THE SHAW GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2004	2003	2004	2003

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.17	$0.24	$(0.45)	$0.54
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.08)	0.01

Net income (loss)	$0.16	$0.24	$(0.53)	$0.55

Diluted:
Income (loss) from continuing operations	$0.17	$0.24	$(0.45)	$0.53
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.08)	0.01

Net income (loss)	$0.16	$0.24	$(0.53)	$0.54